Exhibit 21.1

JOHN BEAN TECHNOLOGIES CORPORATION SUBSIDIARY LIST

Legal Entity Name	Jurisdiction of Organization

John Bean Technologies Corporation	Delaware [USA]
John Bean Technologies LLC	Delaware [USA]
Jetway Systems Asia Inc.	Delaware [USA]
JBT Food and Dairy Systems Inc.	Delaware [USA]
JBT ICS Solutions U.S., Inc.	Delaware [USA]
JBT Equipment Finance LLC	Delaware [USA]
JBT Holdings, LLC	Delaware [USA]
A&B Process Systems Corp.	Wisconsin[USA]
A&B Renewable Gas Systems, LLC	Wisconsin[USA]
Innovative Food Technologies, LLC	Wisconsin[USA]
Precise Cutting and Conveying Systems, LLC	Wisconsin[USA]
The Mozza-Lessa Sales Company, LLC	Wisconsin[USA]
E.M.D., S.A. de C.V.	Mexico
Food Audits, Inspections & Certifications Co. Ltd.	Thailand
FD Systems SARL	France
JBT B&BS B.V.	Netherlands
JBT F&DS B.V.	Netherlands
JBT Food and Dairy Systems B.V.	Netherlands
JBT Malaysia Sdn. Bhd.	Malaysia
JBT Netherlands B.V.	Netherlands
John Bean Technologies (Kunshan) Co., Ltd.	China
John Bean Technologies (Ningbo) Co., Ltd.	China
John Bean Technologies (Proprietary) Ltd.	South Africa
John Bean Technologies (Shanghai) Co., Ltd.	China
John Bean Technologies (Shenzhen) Co. Ltd.	China
John Bean Technologies (Thailand) Ltd.	Thailand
John Bean Technologies AB	Sweden
John Bean Technologies Argentina S.R.L.	Argentina
John Bean Technologies Australia Limited	Australia
John Bean Technologies B.V.	Netherlands
John Bean Technologies Canada Ltd.	Canada
John Bean Technologies de Mexico S. de R.L. de C.V.	Mexico
John Bean Technologies Europe B.V.	Netherlands
John Bean Technologies GmbH	Germany
John Bean Technologies Hong Kong Limited	Hong Kong
John Bean Technologies India Private Limited	India
John Bean Technologies K.K.	Japan
John Bean Technologies Kunshan Holdings Limited	Hong Kong
John Bean Technologies Ltd.	United Kingdom
John Bean Technologies Máquinas e Equipamentos Industriais Ltda.	Brazil
John Bean Technologies Middle East FZE	UAE
John Bean Technologies N.V.	Belgium
John Bean Technologies Ningbo Holdings Limited	Hong Kong
John Bean Technologies NZ Limited	New Zealand
John Bean Technologies OOO	Russia
John Bean Technologies S.A.	France
John Bean Technologies S.p.A.	Italy
John Bean Technologies s.r.o.	Czech Republic
John Bean Technologies Shanghai Holdings Limited	Hong Kong
John Bean Technologies Shenzhen Holdings Limited	Hong Kong
John Bean Technologies Singapore Pte Ltd.	Singapore
John Bean Technologies South Africa Holding B.V.	Netherlands
John Bean Technologies Sp. z.o.o.	Poland
John Bean Technologies Spain Holding B.V.	Netherlands
John Bean Technologies Spain S.L.U.	Spain
SFDS do Brasil Ltda.	Brazil
Stork Food and Dairy Systems, S.L.	Spain
Stork Mexico S.A. de C.V.	Mexico